Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 27, 2026, relating to the consolidated financial statements of BW Ultimate Parent, LLC, which is included in the Registration Statement on Form S-1 (No. 333-294679).

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, P.C.

Boston, Massachusetts

April 21, 2026